Exhibit 10.51

Amendment

Amendment Date:	December 20, 2018
Parties:	ViewRay, Inc. Scott Drake
Original Agreement:	Employment Agreement dated July 22, 2018

The below signatories are parties to the Original Agreement.  The parties hereby agree to amend the Original Agreement as follows:

1.Section 4 of the Original Agreement is amended with the addition of the following clause:

Notwithstanding anything to the contrary in the Original Agreement, as of October 22, 2018, Executive’s office location shall be Denver, Colorado or a Colorado-based home office, and the “stipend” provided under the Original Agreement shall be deemed terminated of even date therewith.

2.This Amendment is effective as of the date set forth above.  This Amendment may be executed in multiple counterparts all of which together will constitute one instrument.  This Amendment is made a part of the Original Agreement.  Except as specifically amended by this Amendment, the Original Agreement will remain in full force and effect without addition, deletion or change.

ViewRay, Inc. By: (signature) Printed Name: Title:	Executive By: (signature) Printed Name:Scott Drake Title:President, CEO

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